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                                                                   EXHIBIT 10.32

                                 PROMISSORY NOTE



$50,000                                                   Costa Mesa, California
February 26, 1997; Extension dated 8/26/97


For Value received, the undersigned Keith Engineering, Inc., a California Corporation, promises to pay in lawful money to Wycoff Company Money Purchase Pension Plan at their offices at 31571 Peppertree Bend, San Juan Capistrano, CA 92675, the sum of Fifty Thousand Dollars ($50,000 ) plus interest. This amount represents an additional six month extension of the original maturity date of a cash advance made on February 26, 1996 to the Maker hereof. The original maturity of the loan was August 26, 1996, which was extended to February 26, 1997, and is again extended to August 26, 1997 by the within Note, and is again extended to February 26, 1998.

Interest at the rate of ten percent (10%) per annum on the unpaid balance of the
within note shall be payable quarterly.   All principal and accrued interest
shall be paid in full by February 26, 1998.

Notwithstanding any other provision of this note, the undersigned agrees to pay interest on all sums of interest and principal at the rate of ten percent (10%) per annum from the date when due (whether or not such maturity results from the exercise of any option of the holder of this note) to date of payment.

In the event of commencement of suit to enforce payment of this note, the undersigned agrees to pay such additional sum as attorney fees as the court may adjudge reasonable.

The maker hereby waives extension of time payment, presentment and demand for payment, protest and notice of demand, protest non-payment or dishonor of this note.

Executed as of this 26th day of August, 1997.

MAKER:
KEITH ENGINEERING, INC.

BY  /s/ ARAM H. KEITH
   -----------------------------
     Aram H. Keith, President